EXHIBIT 99.2:  Actual Sale Price of Shares Sold Tuesday, December 7,
2004 (Table I, Line 2)

900 shares at $31.50

300 shares at $31.58

400 shares at $31.59

600 shares at $31.60

400 shares at $31.61

900 shares at $31.70

900 shares at $31.71

1,000 shares at $31.72

300 shares at $31.73

800 shares at $31.74

400 shares at $31.76

200 shares at $31.77

100 shares at $31.79

500 shares at $31.81

100 shares at $31.83

500 shares at $31.85

600 shares at $31.86

200 shares at $31.87

100 shares at $31.92

1,000 shares at $31.95